Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Bill Newbould	Christina Corso
	Endo Pharmaceuticals	Cohn & Wolfe Healthcare
	(610) 558-9800	(212) 798-9511

CLINICAL TRIAL OF NEW OPIOID PRODUCT SHOWS PAIN REDUCTION IN CHRONIC LOW BACK PAIN

Six Additional Studies, Including Osteoarthritis Pain, Cancer Pain and Post-Surgical Pain, Also Presented

CHADDS FORD, Pa., March 20, 2003 — Endo Pharmaceuticals Inc. announced today data from five studies of its investigational drug EN3202, an extended-release (ER) oral form of the opioid oxymorphone, as well as two studies of the immediate release formulation of the same drug — EN3203 — at the 22nd Annual Scientific Meeting of the American Pain Society (APS). Included in the studies presented were pharmacokinetics studies for both EN3202 and EN3203, a post-surgical pain study for EN3203, a low back pain study for EN3202, an osteoarthritis pain study for EN3202 and two long-term safety studies in osteoarthritis pain and cancer pain for EN3202.

According to the American Chronic Pain Association, chronic low back pain is a debilitating condition that affects an estimated 36 million Americans. Low back pain is the most common form of acute pain, is the fifth most common cause for all physician visits, and is responsible for direct health care expenditures of more than $20 billion annually.

Results of Oxymorphone ER in Chronic Low Back Pain

Data from the poster entitled “Oxymorphone Extended Release (ER) Provides Equianalgesia at Half the Dose Compared with Oxycodone Controlled Release (CR) in Chronic Low Back Pain: Results of a Randomized, Double-Blind, Placebo-Controlled Study,” demonstrated that patients with moderate-to-severe chronic low back pain who were treated with oxymorphone ER (average daily dose 79.4 mg) experienced similar pain relief as patients given oxycodone CR (average daily dose 154.8 mg). Both oxymorphone ER and oxycodone CR were superior to placebo in change from baseline in pain intensity.

“These results provide important information in evaluating this new medicine, oxymorphone ER, relative to existing therapies,” said study investigator Martin Hale, M.D., Gold Coast Research, Weston, Fla.

Endo studied 213 patients with moderate-to-severe chronic low back pain in a randomized, double-blind, placebo and active-controlled clinical trial to evaluate the efficacy and safety of oxymorphone ER in this patient population. Oxycodone CR was used as a positive control. Patients were initially randomized and titrated to a satisfactory level of pain relief with either oxymorphone ER or oxycodone CR. One half of the patients from each of the two active treatment groups were re-randomized to placebo, while the rest of the patients remained on their original active treatment. Mean change in pain intensity measured on a 100 mm visual analog scale was calculated from baseline to final visit with the Last Observation Carried Forward (LOCF) method.

Patients in the oxymorphone ER and oxycodone CR groups experienced significantly lower pain intensity scores compared to placebo (p= 0.0001 for oxymorphone ER, p=0.0001 for oxycodone CR). No statistical difference was seen between the two active groups. The frequency and intensity of adverse events, laboratory abnormalities and opioid-related side effects were similar between oxymorphone ER and oxycodone CR.

Results of Oxymorphone ER Osteoarthritis Pain Study Also Presented

Among the other oxymorphone clinical trial results announced at the APS meeting was a study illustrating the potential clinical utility of treating osteoarthritis (OA) patients with oxymorphone ER. This study examined the safety and efficacy of three doses (10 mg, 40 mg and 50 mg) of oxymorphone ER given every 12 hours compared with placebo in 357 osteoarthritis patients whose pain was severe enough to be uncontrolled by acetaminophen, NSAID’s and COX-2 inhibitors. In this randomized, double-blind, placebo-controlled trial, oxymorphone ER 40 mg and 50 mg both provided statistically significant relief from pain compared to placebo (p= 0.012 for 40 mg; p=0.006 for 50 mg). The 10 mg dose of oxymorphone ER, however did not provide statistically significant pain relief versus placebo in this pain measure.

Patients taking oxymorphone ER also had significant improvements in pain, stiffness and physical function using the Western Ontario and McMasters Universities (WOMAC) osteoarthritis assessment. The 40 and 50 mg doses provided statistically significant improvements, compared to placebo, in all three WOMAC subscales; pain (40 mg, p=0.016; 50 mg, p<0.001), stiffness (40 mg, p=0.001; 50 mg, p<0.001) and physical function (40 mg, p=0.008; 50 mg, p<0.001). The 10 mg dose provided a statistically significant improvement in WOMAC pain (p=0.015) and physical function (p=0.023) subscales but not in stiffness subscale (p=0.061). Side effects were of the type and severity of those routinely seen with other opioids, and included nausea, vomiting, constipation, dizziness, somnolence and itching.

Other Data from Oxymorphone Studies

Data from two oxymorphone ER long-term safety studies, one in 152 osteoarthritis pain patients and another in 44 cancer pain patients, were also presented at APS. Additionally, two studies relating to oxymorphone IR, one efficacy study in post-surgical orthopedic pain, and one pharmacokinetics study were presented as well. Abstracts for these studies can be found by going to the APS website at www.ampainsoc.org and searching for abstract # 908 (OA study) and abstract # 931 (CA study) for oxymorphone ER, and abstract #903 (post-surgical) and #905 (PK) for oxymorphone IR.

The two investigational drugs, oxymorphone ER and oxymorphone IR, are currently under review by the U.S. Food and Drug Administration. Endo developed oxymorphone ER using Penwest Pharmaceuticals’ proprietary time-release technology, TIMERx®. The two companies provided funding for the studies.

About Pain

An estimated 25 million Americans experience acute pain as a result of injury or surgery and an estimated 50 million Americans suffer from chronic pain. Pain can be relieved or greatly eased with proper pain management; however, most sufferers go untreated, under-treated, or improperly treated. Untreated pain can have significant physically, psychological and financial consequences. For example, pain impacts a sufferer’s daily functioning, quality of life and costs Americans an estimated $100 billion each year. Pain both chronic and acute is the leading cause of medically related work absenteeism and each year results in more than 50 million lost workdays.

About Endo

A wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP; ENDPW), Endo Pharmaceuticals is a fully integrated specialty pharmaceutical company with market leadership in pain management products. The company researches, develops, produces and markets a broad product offering of branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not historical facts and include information regarding the Company’s possible or assumed results of operations. Also, statements or expressions that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 9, 2000, as amended, and in Endo’s Registration Statement on Form S-3 dated October 17, 2001. Readers should evaluate any statement in light of these important factors.

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